Exhibit 10.4

Newbury Street Acquisition Corporation

8 Newbury Street

Boston, MA 02116

March 22, 2021

Newbury Street Acquisition Sponsor LLC

8 Newbury Street

Boston, MA 02116

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Newbury Street Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Newbury Street Acquisition Sponsor LLC (the “Sponsor”) shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at 8 Newbury Street, Boston, MA 02116 (or any successor location). In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours, Newbury Street Acquisition Corporation

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Newbury Street Acquisition Sponsor LLC

By:	/s/ Kenneth King
Name: Kenneth King
Title: Authorized Person

[Signature Page to Administrative Services Agreement]